                                                                     Exhibit 2.2

                      FIRST AMENDMENT TO MERGER AGREEMENT


          This First Amendment to Merger Agreement (this "Amendment") is entered into as of this 12th day of January, 1998, by and among New Century Financial Corporation ("Parent"), NC Acquisition Corp. ("Sub"), PWF Corporation ("PWF"), Paul Akers ("Akers") and Kirk Redding ("Redding"). This Amendment amends the Merger Agreement, dated as of December 17, 1997 (the "Merger Agreement"), among Parent, Sub, PWF, Akers and Redding.

          WHEREAS, after the execution of the Merger Agreement, there has been brought to the attention of the parties to this Amendment an unintentional omission of certain language from Section 3.6(b) of the Merger Agreement;

          WHEREAS, the parties desire to correct such omission by entering into this Amendment;

          WHEREAS, the parties also desire to correct Schedule 5.1 to the Merger Agreement to reflect that 35,000 shares of common stock of Sub were outstanding as of December 17, 1997; and

          WHEREAS, the parties desire to acknowledge and confirm the amounts payable to certain designated consultants and/or employees of the Surviving Corporation that will be deemed "Second Earn-Out Compensation" under the Merger Agreement.

          NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

          1. Section 3.6(b) of the Merger Agreement is amended in its entirety to read as follows:

          "(b) Second Earn-Out. If a Triggering Event occurs, Parent shall, within five (5) days of the determination of the amount thereof in accordance with Section 3.4, pay each Shareholder his Prorata Share of the amount equal to (1) the product of (i) the Applicable Percent (as defined below) of the Second Earn-Out Net Earnings of the Business for the shorter of (A) the eight (8) completed fiscal quarters immediately preceding the date of the Triggering Event or (B) the period beginning on the Closing Date and ending on the last day of the last complete fiscal quarter preceding the date of the Triggering Event, provided that if there is no such complete fiscal quarter, the entire period from the Closing Date to the date of the Triggering Event multiplied by (ii) the Triggered Multiple
                                      -------------
     multiplied by (iii) 0.25 minus (2) all amounts paid or payable, if any, as
     -------------            -----
     Second Earn-Out Compensation. For purposes hereof, "Applicable Percent" shall mean (A) if, between the Closing Date and the occurrence of the Triggering Event, there are at least eight completed fiscal quarters, 50%; and (B) if, between the Closing Date and the occurrence of the Triggering Event, there are fewer than eight completed fiscal quarters, the percentage set forth below opposite the applicable number of such completed fiscal quarters:

     Number of Completed Fiscal Quarters:    Applicable Percent:
     -----------------------------------     ------------------
                  7                                57.143%
                  6                                66.667%
                  5                                80.000%
                  4                               100.000%
                  3                               133.000%
                  2                               200.000%
                  1                               400.000%

Upon any payment by Parent of all of the amounts specified in paragraphs (a) and
(b) of this Section 3.6, Parent shall have no further obligations under this
Article III."

          2. Item 2(B) of Schedule 5.1 to the Merger Agreement is amended in its entirety to read as follows:

                "Issued and outstanding shares: 35,000 shares of Common Stock"

          3. The parties acknowledge and agree that the amounts payable to the individuals designated on Schedule 1 attached hereto, pursuant to the Stock Appreciation Right Agreements to be entered into between Sub and such individuals, shall be deemed "Second Earn-Out Compensation" under Section 3.2 of the Merger Agreement.

          4. As amended hereby, the Merger Agreement is ratified and confirmed in all respects.



                     [This space intentionally left blank]

     IN WITNESS WHEREOF, Parent, Sub and PWF have caused this Amendment to be signed by their respective officers thereunto duly authorized, and Akers and Redding have signed this Amendment, all as of the date first written above.


"PARENT"

NEW CENTURY FINANCIAL CORPORATION,
a Delaware corporation


By: /s/ BRAD A. MORRICE
    ----------------------------
Name: Brad A. Morrice
     ---------------------------
Title: President
       -------------------------


"ACQUISITION SUBSIDIARY"

NC ACQUISITION CORP.,
a California corporation


By: /s/ BRAD A. MORRICE
    ----------------------------
Name: Brad A. Morrice
     ---------------------------
Title: President
       -------------------------


"COMPANY"

PWF Corporation,
a California corporation


By: /s/ KIRK REDDING
    ----------------------------
Name: Kirk Redding
     ---------------------------
Title: President
       -------------------------

/s/ PAUL AKERS
________________________________
PAUL AKERS, individually

/s/ KIRK REDDING
________________________________
KIRK REDDING, individually

                          LIST OF OMITTED SCHEDULE TO
                      FIRST AMENDMENT TO MERGER AGREEMENT*
                      -----------------------------------



     SCHEDULE 1  --      SECOND EARN-OUT COMPENSATION



----------------
* Registrant agrees to furnish supplementally a copy of the omitted Schedule to the First Amendment to Merger Agreement to the Commission upon request.